UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2018

GLOBAL HEALTHCARE REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation)	File Number	Identification number)

6800 N. 79th St., Ste. 200, Niwot, Colorado 80503

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 449-2100

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBGLIATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On October 15, 2018, Global Healthcare REIT, Inc., a Utah corporation (the “Company”) consummated the first closing of a private offering of Units, each Unit consisting of an 11% Senior Secured Note (the “Note”) and one warrant for each $1.00 in principal amount of Note. In closing the Minimum Offering, the Company sold an aggregate of $660,000 in Units to new cash investors, and also sold an additional $1,075,000 in Units to holders of existing 10% senior notes and warrants that were exchanged for Units in the Offering. The Offering will continue until the Maximum Offering of $1.75 million is reached, or October 31, 2018. The Offering is being conducted through a registered broker-dealer acting as a Placement Agent. The form of Note is attached hereto as Exhibit 99.1.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by the Company effective October 15, 2018:

a.	On October 15, 2018, the Company, completed the sale of an aggregate of $660,000 of its Units, each Unit consisting of an 11% Senior Secured Promissory Note (“Note”) and one Warrant for every $1.00 in principal amount of Note. The purchase price for the Units is equal to the principal amount of the Notes as reflected in Item 2.03 above. Each Warrant is exercisable for a period of three (3) years to purchase a share of common stock at an exercise price of $.50 per share.

b.	The Notes and Warrants were sold to twenty (20) investors, each of whom qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the “Securities Act”).

c.	The offering is being conducted through a registered broker-dealer acting as a Placement Agent. The Placement Agent will be paid a cash commission of 6% of the offering proceeds, a 10% warrant coverage and a 3% warrant solicitation fee for the exercise of the Warrants solicited by the Placement Agent.

d.	The issuance of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Rule 506(b) of Regulation D and Section 4(2) thereunder. The investors each qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D. In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer. We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investor with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information. Based on our investigation, we believed that the accredited investors obtained all information regarding the Company that each requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.	Holders of existing 10% senior notes and warrants (“Units”), totaling $1,075,000 in Units exchanged their Units for Units in this current offering.

f.	The proceeds will be used for general working capital.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

Item	Title

99.1	Form of Note

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc.
(Registrant)

Dated: October 22, 2018	/s/ Zvi Rhine
Zvi Rhine, President

3